SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2015

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a material definitive agreement.

Item 2.03  Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

Effective March 19, 2015, the Company amended its existing credit facility with JPMorgan Chase Bank, N.A.  As amended the credit facility continues to provide for up to $25,000,000 of a line of credit, with borrowing availability based on a percentage of value of various assets of the Company and its domestic subsidiaries.  The amendment modifies certain covenants regarding earnings before interest, tax, depreciation & amortization and provides an extension to the fixed charge coverage ratio.  The facility continues to bear interest at the applicable bank rate or, at the Company's option, at the LIBOR rate plus the applicable interest rate spread and continues to contain other traditional asset based loan covenants and provisions including provisions for acceleration upon occurrence of customary events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 25, 2015	/s/Steven M. Malone
Steven M. Malone
Vice President, Controller and Chief Accounting Officer